                                FORM 8-A/AMENDED

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          Educational Medical, Inc.
        --------------------------------------------------------------
            (Exact Name of registrant as specified in its Charter)


                Delaware                                 65-0038445
                --------                                 ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                            1327 Northmeadow Parkway
                                   Suite 132
                             Roswell, Georgia 30076
                            ------------------------
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:

                                                 Name of each exchange on which
Title of each class to be so registered          each class is to be registered
---------------------------------------          ------------------------------

Common Stock $.01 Par Value


       If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box [ ]

       If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box [ ]

Item 1.       Description of Registrant's Securities to be Registered

              See "Description of Securities" in Registrant's Registration Statement on Form S-1 (File No. 333-09777) which is hereby incorporated by reference.


Item 2.       Exhibits
              --------
              1.     None.

              2.     None.

              3.     None.

              4.     A.     Restated Certificate of Incorporation,
                            as amended, (incorporated by reference to
                            Exhibit 3.1, of Registrant's Registration
                            Statement on Form S-1 (File No. 333-09777),
                            to be filed by amendment).

                     B. Restated By-laws of Registrant (incorporated by reference to Exhibit 3.2 of Registrant's
                            Registration Statement on Form S-1 (File No.
                            333-09777) to be filed by amendment.

              5.     Specimen of Registrant's Common Stock, par value $.01
                     (incorporated by reference to Exhibit 4.1, of Registrant's
                     Registration Statement on Form S-1 (File No. 333-09777) to be filed by amendment).

              6.     None.

                                          SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          EDUCATIONAL MEDICAL, INC.
                                          (REGISTRANT)


                                          By: s/ Vince Pisano
                                             --------------------------------
                                             Vince Pisano, Vice President
                                              Finance and Chief Financial
                                              Officer

Dated: October 18, 1996

                                   GREENBERG
                                ATTORNEYS AT LAW
                                    TRAURIG





Direct Dial No.:
561-650-7928


                                October 18, 1996

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Attention:  Mr. David Lavin, Examiner

       Re:    Educational Medical, Inc. ("EMI")
              Registration Statement on Form 8-A/Amended
              ------------------------------------------

Dear Mr. Lavin:

       On behalf of Educational Medical, Inc. a Delaware corporation (the "Registrant"), enclosed for filing under the Securities Exchange Act of 1934, as amended, is EMI's Registration Statement on Form 8-A (the "Registration Statement") which has been amended to remove "Nasdaq" as an exchange. The filing fee in the amount of $250,00 was previously submitted by EMI as required through wire transfer to the SEC on October 11, 1996.

        The shares being registered are shares of the Registrant's common stock to be offered in an underwritten initial public offering as described in the Registration Statement on Form S-1 (File No. 333-09777) filed by the Registrant on August 8, 1996 and as amended on September 20 and October 7, 1996.

       The Registrant intends to request simultaneous acceleration of the effectiveness of the Registration Statement on Form S-1 and the Registration Statement on Form 8-A.

       Please direct any comments or questions you might have to be the undersigned at (561) 650-7928 or to Jan Crank, my legal assistant, at (561) 650-7932.




             Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.
               P.O. Box 20629  West Palm Beach, Florida 33416-0629
                         561-650-7900  Fax 561-655-6222
     777 South Flagler Drive  Suite 310  East West Palm Beach, Florida 33401
                       Miami  New York  Washington, D.C.
             Fort Lauderdale  West Palm Beach  Tallahassee  Orlando

Securities and Exchange Commission
October 18, 1996
Page 2



       Please acknowledge receipt of this filing by returning a confirmation form indicating the registration number thereon to the undersigned. Thank you.

                                          Very truly yours,

                                          /s/ Morris C. Brown

                                          Morris C. Brown, P.A.

MCB/jc/cdh
Enclosure: Form 8-A/Amended
cc:    NASDAQ
       Vince Pisano
     (both with enclosure)











                               GREENBERG TRAURIG